UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

MOMENTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney Street Cambridge, MA 02142	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MNTA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Agreement and Plan of Merger

As previously disclosed in the Current Report on Form 8-K filed by Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on August 19, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Johnson & Johnson, a New Jersey corporation (“Parent”), and Vigor Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub, on September 2, 2020, commenced a tender offer (the “Offer”) to acquire all of the Company’s outstanding shares of common stock (the “Company Shares”) at a purchase price of $52.50 per Company Share (the “Offer Price”), net to the seller, in cash, without interest and less any required withholding taxes. As of 12:00 midnight, New York City time, at the end of the day on September 30, 2020, the Offer expired as scheduled. American Stock Transfer & Trust Company, LLC, in its capacity as depositary and paying agent for the Offer, advised the Company that approximately 100,595,118 Company Shares (not including 5,761,554 Company Shares tendered by notice of guaranteed delivered) were validly tendered and not validly withdrawn in the Offer, representing approximately 79.4% of the then outstanding Company Shares (on a fully-diluted basis). The number of tendered shares satisfies the Minimum Condition (as defined in the Merger Agreement). With the Minimum Condition and all other conditions to the Offer having been satisfied, on October 1, 2020, Merger Sub accepted for purchase all Company Shares that were validly tendered pursuant to the Offer and not validly withdrawn.

Following completion of the Offer, on October 1, 2020, Merger Sub merged with and into the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware and without any stockholder vote, with the separate corporate existence of Merger Sub ceasing and the Company surviving the Merger under the name “Momenta Pharmaceuticals, Inc.” as a wholly owned subsidiary of Parent (the “Merger”), pursuant to the Merger Agreement. The Merger became effective on October 1, 2020, following the filing of the certificate of merger with the Secretary of State of the State of Delaware.

At the effective time of the Merger (the “Effective Time”), and as a result of the Merger:

•

each Company Share, other than any Company Shares (i) owned at the commencement of the Offer and immediately prior to the Effective Time by Parent, Merger Sub or the Company, or by any direct or indirect wholly owned subsidiary of Parent, Merger Sub or the Company, (ii) irrevocably accepted for purchase pursuant to the Offer, or (iii) owned by Company stockholders who were entitled to demand and properly and validly demanded their appraisal rights under Delaware law, was automatically converted into the right to receive an amount in cash equal to the Offer Price, subject to reduction for any applicable withholding taxes and without interest;

•

each share of common stock, par value $0.01 per share, of Merger Sub that was outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and nonassessable share of common stock of the Company as the surviving corporation in the Merger;

•

each outstanding option to purchase Company Shares was automatically canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares underlying such option immediately prior to the Effective Time (whether vested or unvested) multiplied by (ii) the amount, if any, by which the Offer Price exceeded the exercise price per share of such option, less any required withholding taxes; and

•

each outstanding award of Company restricted stock units (“RSU Award”) was automatically canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares underlying such RSU Award immediately prior to the Effective Time (whether vested or unvested) multiplied by (ii) the Offer Price, less any required withholding taxes.

The aggregate consideration paid in the Offer and Merger was approximately $6.5 billion, without giving effect to related transaction fees and expenses.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 of the Current Report on Form 8-K filed by the Company with the SEC on August 19, 2020 and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Offer and the Merger, on October 1, 2020, at the Company’s request, The Nasdaq Global Select Market (“NASDAQ”) filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of the Company Shares from NASDAQ. The Company Shares, which previously traded under the symbol “MNTA,” ceased to be traded on NASDAQ prior to the opening of trading on October 1, 2020. In addition, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act requesting that the Company Shares be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure contained in Items 2.01 and 3.01 above and in Items 5.01 and 5.03 below of this Current Report on Form 8-K is incorporated herein by reference. At the Effective Time, holders of Company Shares immediately prior to such time ceased to have any rights as stockholders of the Company (other than their right to receive the Offer Price for each Company Share held, pursuant to the Merger Agreement).

Item 5.01	Changes in Control of Registrant.

At the Effective Time, the Company became a wholly owned subsidiary of Parent. As a result, a change of control of the Company occurred. The information contained in Items 2.01, 3.01 and 3.03 above and in Items 5.02 and 5.03 below of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time, on October 1, 2020, each of the members of the board of directors of the Company prior to the Effective Time ceased to be members of the board of directors of the Company, and the members of the board of directors of Merger Sub, consisting of Susan Hohenleitner, Duane Van Arsdale and Jonathan Bryant, became the members of the board of directors of the Company. In addition, on September 30, 2020, Craig A. Wheeler notified the Company of his intent to resign as the Company’s President and Chief Executive Officer following the closing of the Merger, effective upon a future date to be agreed upon by Mr. Wheeler and the Company. Mr. Wheeler’s rights upon his separation from the Company are disclosed in the Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company with the SEC on September 2, 2020.

Item 5.03	Amendments to Articles of Incorporations or Bylaws, Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety to be in the form set forth in Annex B to the Merger Agreement, the text of which amended and restated certificate of incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to the Merger Agreement, as of the Effective Time, the bylaws of the Company were amended and restated in their entirety, which amended and restated bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On October 1, 2020, the Company issued a press release announcing the completion of the Offer and the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 19, 2020, by and among Momenta Pharmaceuticals, Inc., Johnson & Johnson, and Vigor Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Momenta Pharmaceuticals, Inc. with the SEC on August 19, 2020).

3.1	Amended and Restated Certificate of Incorporation of Momenta. Pharmaceuticals, Inc.

3.2	Amended and Restated By-Laws of Momenta Pharmaceuticals, Inc.

99.1	Press Release, dated October 1, 2020.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2020	MOMENTA PHARMACEUTICALS, INC.

	By:	/s/ Alejandra Carvajal
	Name:	Alejandra Carvajal
	Title:	Chief Legal Officer, General Counsel & Secretary